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                                                                      EXHIBIT __



                      SONITROL DEALER FRANCHISE AGREEMENT

THIS AGREEMENT, effective this 26th day of February, 1993, by and among SONITROL CORPORATION, a Delaware corporation, SONITROL SOUTHEAST, INC., a Indiana corporation, hereinafter referred to as "DISTRIBUTOR," and MASADA SECURITY LIMITED PARTNERSHIP, d/b/a_______________________________________,
a limited partnership, formed in the State of Delaware, hereinafter referred to as "DEALER."

                                    RECITALS

          WHEREAS, SONITROL CORPORATION is the owner of the registered trademark "SONITROL," and DISTRIBUTOR has been licensed, with the right to sub-license others, to use the trademark "SONITROL," registered with the United States Patent Office under the principal register number 12-681, together with all the goodwill connected therewith; and

          WHEREAS, SONITROL CORPORATION has a unique system for the promotion, sale and delivery of security products and services, which is identified by the trademark "SONITROL," and which system may be improved, further developed, or otherwise modified from time to time by SONITROL CORPORATION, hereinafter referred to as the "Sonitrol Product System;" and

          WHEREAS, SONITROL CORPORATION is engaged in the business of granting franchises for the operation of security businesses using the "SONITROL" trademark and the system identified therewith; and

          WHEREAS, SONITROL CORPORATION has expended time, effort, and money to obtain knowledge in the field of merchandising, distributing and promoting the sale of security systems and related products and services, and has established successfully a reputation, demand and goodwill for such products and services under the "SONITROL" trademark, which signifies the source and quality of products and services sold under the "SONITROL" name and the high quality of management, supervision, and merchandising associated therewith; and

          WHEREAS, the Sonitrol Alarm Product Line, hereinafter referred to as "Sonitrol Products," consists of products bearing the trademark or trade name "SONITROL," which products include security system components using Sonitrol Corporation's


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premier audio detection technology and components using emerging technologies for diverse security system requirements, and which in many applications are monitored by Sonitrol Dealers at central monitoring stations; and

            WHEREAS, Sonitrol Products work effectively as integral components of security systems as a result of the time, money and effort expended in developing specifications for Sonitrol Products, and the high standards adhered to in the testing, quality, production, manufacture, distribution, installation, and service of Sonitrol Products, all of which is essential to the goodwill and reputation for quality associated with the "SONITROL" trademark which Sonitrol Products bear; and

            WHEREAS, all of the foregoing having a distinctive and valuable significance, DEALER acknowledges and understands the importance of maintaining the goodwill and good reputation of the "SONITROL" trademark, and DEALER desires to purchase and market equipment and products bearing the "SONITROL" trademark, and to use and obtain benefits from the Sonitrol Product System for promoting, leasing, selling and servicing Sonitrol Products, and to do business using the "SONITROL" trademark and obtain the benefit of the goodwill inherent therein; and

            WHEREAS, DEALER has read this Agreement, and SONITROL CORPORATION's and DISTRIBUTOR's Franchise Offering Circulars, and understands and accepts the terms, conditions, and covenants regarding DEALER's operation and acquisition of supplies set forth herein as being reasonable and necessary to maintain the high standards of quality and service at all Sonitrol dealerships, and thereby protect and preserve the goodwill inherent in the "SONITROL" trademark;

            NOW, THEREFORE, SONITROL CORPORATION, DISTRIBUTOR and DEALER, intending to be legally bound in consideration of the mutual agreements, covenants and promises herein set forth, do hereby agree as follows:

                                  SECTION ONE

                  LICENSE OF TRADEMARK AND FRANCHISE TERRITORY

1.1 DISTRIBUTOR hereby licenses and grants to DEALER, upon the terms and conditions set forth herein, the right to, and primary responsibility for, promoting, leasing, selling, and servicing Sonitrol Products bearing the trademark "SONITROL," and to use solely in connection therewith the "SONITROL" trademark and the Sonitrol Product System identified with said trademark, within the following area:

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Broward County in the State of Florida hereinafter referred to as Area of
Primary Responsibility.

DEALER shall use the name "SONITROL" in the name under which it conducts business, which name shall be approved in advance by SONITROL CORPORATION, but not in its corporate or other legal name.

1.2 DEALER agrees that it will not establish a Sonitrol central station or a business premises outside of DEALER's Area of Primary Responsibility. Further, DEALER shall not represent itself as a local Sonitrol Dealer in territory outside its Area of Primary Responsibility unless DEALER has been granted franchise rights to that other territory under a separate Sonitrol Dealer Franchise Agreement.

1.3 SONITROL CORPORATION and DISTRIBUTOR agree that they will not license another DEALER with the right to establish a central station or a business premises within DEALER's Area of Primary Responsibility except as otherwise provided in this Agreement and so long as DEALER complies with the terms and conditions of this Agreement.

1.4 The parties understand and agree that this license is of the registered trademark "SONITROL," and of the related Sonitrol Product System which SONITROL CORPORATION has developed as this system presently exists or may hereafter be modified. DEALER agrees to and shall use the "SONITROL" trademark in connection with, and exclusively for, the promotion and conduct of the business to be operated by DEALER under this Agreement, hereinafter referred to as "Franchise Business, in accordance with such instructions, rules and procedures as may be prescribed by SONITROL CORPORATION from time to time with respect thereto.

1.5 DEALER understands and agrees that this Agreement confers upon DEALER no proprietary right, title or interest in the "SONITROL" trademark and trade name, or in the Sonitrol Product System, but only the right to the use thereof during the term of this Agreement. DEALER agrees and covenants that it will not register or attempt to register such trademark in its own name or that of any other firm, person or corporation, and that it shall not directly or indirectly contest or aid in contesting the use, ownership and rights of SONITROL CORPORATION in and to the "SONITROL" trademark. Further, DEALER agrees that it shall not permit, authorize, license or approve others to use the "SONITROL" trademark for any purpose. Immediately upon the termination of this Agreement,

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DEALER agrees and covenants that it shall cease and forever abstain from using the "SONITROL" trademark and trade name and shall execute such documents and take such action as SONITROL CORPORATION may deem reasonably necessary or desirable to evidence the fact that DEALER has ceased using the trademark and trade name "SONITROL" and that DEALER has no further interest or right therein whatsoever.

1.6 DEALER agrees that it shall use the "SONITROL" trademark only in accordance with the terms and conditions of this Agreement and any and all standards promulgated from time to time by Sonitrol Corporation relating thereto. DEALER agrees to report to SONITROL CORPORATION any unauthorized use of the name or trademark "SONITROL" of which it becomes aware in violation of this Agreement or standards or procedures prescribed by SONITROL CORPORATION from time to time with respect thereto.

1.7 DEALER shall promptly notify SONITROL CORPORATION of any suspected infringement of or challenge to the validity of SONITROL CORPORATION's ownership and rights to its proprietary marks. DEALER acknowledges that SONITROL CORPORATION shall, in its sole and absolute discretion, institute proceedings or defend proceedings as it shall deem fit and that SONITROL CORPORATION alone has the right to control any administrative proceeding or litigation involving the proprietary marks. If SONITROL CORPORATION undertakes the defense or prosecution of any litigation relating to the proprietary marks, DEALER agrees to execute any and all documents and to do whatever acts and things as may, in the opinion of counsel for SONITROL CORPORATION, be necessary or advisable to carry out the defense or prosecution. DEALER shall not, under any circumstances whatsoever, institute or take any legal proceedings relating to the proprietary marks.

1.8 DEALER shall only use the trademarks affixed or related to Sonitrol Products on Sonitrol Products purchased from DISTRIBUTOR. DEALER shall not affix or relate the "SONITROL" trademark or trade name to any product or equipment which was not purchased from DISTRIBUTOR, or a product approved by SONITROL CORPORATION, and respecting which SONITROL CORPORATION has authorized the affixing of such trademark or trade name.

1.9 DEALER understands and agrees that SONITROL CORPORATION reserves the right to manufacture, sell, promote, lease and service products other than Sonitrol Products to and through other sales organizations within the DEALER's Area of Primary Responsibility without compensating DEALER for same. However, such products will not bear the "SONITROL" name or trademark, unless such products are Sonitrol Products which DEALER has

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declined to distribute pursuant to Section Six of this Agreement.  DEALER understands and agrees that SONITROL CORPORATION reserves the right to manufacture and promote Sonitrol products within DEALER's Area of Primary Responsibility.

1.10 DEALER further understands and agrees that SONITROL CORPORATION may sell Sonitrol Products directly to (i) any agency, office or facility of the United States Government located in DEALER's Area of Primary Responsibility, and (ii) certain customers located in DEALER's Area of Primary Responsibility when such sale is part of a package sale to a business with national or regional locations and such locations are both inside and outside of the Area of Primary Responsibility. DEALER shall have the option of installing and servicing all such sales of Sonitrol Products within DEALER's Area of Primary Responsibility and being compensated for such installation and service. If DEALER chooses not to be responsible for such installations and service, then SONITROL CORPORATION, or its designee, shall have the right to provide such installation and service without compensating DEALER.


                                  SECTION TWO

                         TERM OF AGREEMENT AND RENEWAL

2.1 The term of this Agreement shall be for a period of ten (10) years from the date first written above.

2.2 DEALER may, at its option, renew its right to use the "SONITROL" trademark, purchase and market Sonitrol Products, and use the Sonitrol Product system for an additional ten (10) year period, provided that at the end of the initial ten (10) year term:

            2.2.1. DEALER has given SONITROL CORPORATION and DISTRIBUTOR written notice of such election to renew not less than six (6) months nor more than twelve (12) months prior to the end of the term then in effect;

            2.2.2. DEALER is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between DEALER, DISTRIBUTOR and SONITROL CORPORATION, its subsidiary or affiliated corporations, and has substantially complied with all the terms, conditions and covenants of such agreements during the terms thereof;

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                    2.2.3.  Upon renewal DEALER shall execute SONITROL
                    CORPORATION's then standard form of Dealer Franchise Agreement currently in use. In the event DEALER chooses for any reason not to execute the then standard current form of Dealership contract, DEALER may renew for an additional ten years under the terms of this Agreement; however, SONITROL CORPORATION shall have the right to establish dealers and shall have the right to sell and market products within DEALER's Area of Primary Responsibility without compensating DEALER for the same and said products may bear the SONITROL CORPORATION trademark or trade name. DEALER shall not be required to pay again the initial franchise fee provided for, or its equivalent, as a condition of renewal;

                    2.2.4. DEALER, DISTRIBUTOR and SONITROL CORPORATION shall execute a mutual general release, in the form of Attachment A, for any and all claims each party shall have against the other, its parent, subsidiary and affiliated corporations, and their officers, directors, agents and employees, excepting only such claims as are precluded from waiver by applicable law.


                                 SECTION THREE

                            TRAINING AND ASSISTANCE

     3.1 DISTRIBUTOR will provide to DEALER and DEALER will be required to send, at its expense, its general manager or principal operating person, and any other employees required by DISTRIBUTOR and SONITROL CORPORATION, to an initial training program relating to aspects of the franchised business, including startup, financial matters, business operations, marketing and sales procedures, and installation, operation and monitoring of security systems utilizing Sonitrol Products. The initial training program will be conducted for such period of time as is deemed necessary by SONITROL CORPORATION and DISTRIBUTOR.

     3.2 SONITROL CORPORATION and DISTRIBUTOR will provide DEALER with further sales and operational training courses from time to time as is available to all Sonitrol dealers, which courses specified employees of DEALER may be required to attend.

     3.3 Training programs will be conducted at locations selected by SONITROL CORPORATION and DISTRIBUTOR, and DEALER shall pay the costs of travel, living accommodations and salary for its personnel to attend and the required training fee.

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                                  SECTION FOUR

                       SONITROL STANDARDS AND PROCEDURES

4.1 The success of the Sonitrol Product System depends on the national goodwill resulting from consistency among Sonitrol dealers in the sale, promotion, leasing, and servicing of Sonitrol Products. This conformity can be achieved only by the rigid adherence by DEALER and by other licensed dealers to a consistent plan of operation. Consistent therewith, SONITROL CORPORATION will publish and supply to DEALER manuals, bulletins, handbooks and/or other written material containing operational standards which may be modified from time to time by SONITROL CORPORATION. DEALER covenants and agrees to operate the Franchise Business in strict conformance with the operational standards set forth in such publications and agrees to be bound by any changes made thereto. The franchise standards and procedures manual, bulletins, handbooks and information provided contain trade secrets and confidential information and will remain the property of SONITROL CORPORATION and therefore DEALER shall only reveal the contents of these materials to such of DEALER's personnel who need to know the information for the effective operation of the Franchise Business, and who sign a statement in the form prescribed by SONITROL CORPORATION agreeing to not reveal such materials to any other person or entity. DEALER shall not otherwise reveal the contents of these materials without SONITROL CORPORATION's prior written authorization.


                                  SECTION FIVE

              PURCHASE AND REPAIR OF SONITROL CORPORATION PRODUCTS

                     RESTRICTION ON SALE OF OTHER PRODUCTS

5.1 During the term of this Agreement, DEALER agrees to purchase and DISTRIBUTOR will sell to DEALER the aforementioned Sonitrol Products at DISTRIBUTOR's list prices for Sonitrol Products as in effect at the time of such sales, except that DISTRIBUTOR shall not be obligated to sell Sonitrol Products to DEALER if DEALER is in default of this Agreement. All purchases from DISTRIBUTOR by DEALER shall be shipped F.O.B. Orlando, Florida, and DEALER agrees to pay for Sonitrol Products under the terms and conditions set forth in the Purchase Order or other documents governing the sale.

5.2 Because repair of Sonitrol Products involves certain trade secrets and confidential information and procedures, all servicing and repair of Sonitrol Products shall be performed by

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SONITROL CORPORATION under the prevailing terms and conditions. DEALER agrees to pay SONITROL CORPORATION for the cost of such repair under the terms and conditions in effect at the time of such repair. DEALER shall ship any Sonitrol Products to be repaired, freight prepaid, to SONITROL CORPORATION's facility at Orlando, Florida. SONITROL CORPORATION will return the repaired equipment, F.O.B. Orlando, Florida, within a reasonable period of time. DEALER, or any person authorized by DEALER, may not modify, repair, or attempt to repair Sonitrol Products. Such modification, repair, or attempt to repair shall void any and all guarantees and warranties, express or implied, applicable to Sonitrol Products, and shall constitute a breach of this Agreement. SONITROL CORPORATION may, in writing, authorize the repair of certain products in its sole discretion.

5.3 Because the national goodwill inherent in the "SONITROL" trademark and the Sonitrol Product System depends on the consumer's identification of the trademark with a high quality product, and because all products sold, promoted, leased and serviced by DEALER tend to be identified by the consumer as "SONITROL" trademark products, DEALER shall purchase all products and equipment which are promoted, leased, sold, installed, or serviced in the operation of DEALER's business only from DISTRIBUTOR or from manufacturers, suppliers or distributors designated or approved by SONITROL CORPORATION in writing, which manufacturers, suppliers, or distributors shall meet in all respects SONITROL CORPORATION's specifications and standards as to quality, durability, performance, warranties, finish and appearance for such products and equipment, and who shall adequately demonstrate the ability, capacity, and facilities to supply DEALER's needs in the quantities, at the times, and with the reliability necessary for efficient and high quality operation of DEALER's business.


                                  SECTION SIX

                            NEW PRODUCT DEVELOPMENT

6.1 SONITROL CORPORATION shall notify DEALER of the development, availability, and distribution and marketing program of any new subscriber Sonitrol Product(s), hereinafter "New Products", during the term of this Agreement. Within ninety (90) days of the receipt of such notice from SONITROL CORPORATION, DEALER shall, by written notice, agree or decline to Purchase and distribute such New Products in accordance with the prescribed marketing plan.

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  6.2   If DEALER agrees to purchase and distribute such New Products in accordance and consistent with SONITROL CORPORATION's prescribed marketing plan, then said New Products shall be considered a Sonitrol Product within the provisions of this Agreement. If DEALER declines to so purchase and distribute such New Products, then such New Products shall be excluded from the definition of Sonitrol Product hereunder and SONITROL CORPORATION and/or DISTRIBUTOR shall have the right to market said New Products within DEALER's Area of Primary Responsibility without compensating DEALER for the same, and said New Products may bear the "SONITROL" trademark or name.


                                 SECTION SEVEN

                  MINIMUM PURCHASE AND INVENTORY REQUIREMENTS

  7.1 At all times during the term of this Agreement, DEALER agrees and covenants to use its best efforts to fully develop the market for Sonitrol Products and to effect the widest and best possible distribution of Sonitrol Products within its Area of Primary Responsibility and to promote the Sonitrol Product system within DEALER's Area of Primary Responsibility.

  7.2   Recognizing the obligation of DEALER set forth in Paragraph 7.1 to
  effect   the widest and best possible distribution of Sonitrol Products within the Area of Primary Responsibility granted herein, DEALER agrees:

            7.2.1 To purchase from DISTRIBUTOR for sale and installation only within DEALER'S Area of Primary Responsibility granted by this Agreement, at a minimum, the following number of Sonitrol Product subscriber systems during the first through the fifth years of operation, beginning with the date specified in Paragraph 7.2.4:

                                                         Cumulative No. of
                           Year(s)                       Subscriber Systems

                           One                                   70
                           One-Two                              140
                           One-Three                            210
                           One-Four                             280
                           One-Five                             350

            Beginning the sixth year and for each year thereafter for the duration of this Agreement, DEALER shall purchase each year a number of Sonitrol Product subscriber systems for installation within its Area of

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              Primary Responsibility equal to the number of Sonitrol Product subscriber systems required for the fifth year of operation.

              7.2.2 During the first through the fifth years of operation, DEALER shall install at new subscriber account locations within its Area of Primary Responsibility a number of Sonitrol Product subscriber systems equal to the minimum purchase requirements set forth in section 7.2.1. Beginning the sixth year of operation, and for each year thereafter for the duration of this Agreement, DEALER shall install at new subscriber account locations within its Area of Primary Responsibility a number of Sonitrol Product subscriber systems equal to the minimum purchase requirements for the fifth year of operation. DEALER shall provide DISTRIBUTOR with monthly reports setting forth the number of Sonitrol subscriber accounts within DEALER'S Area of Primary Responsibility for the preceding month.

              7.2.3 To commence business with, and maintain during the first year of operation, an inventory of Sonitrol Product subscriber systems equivalent to two-twelfths of the minimum purchase requirement for that year, and during the second through fifth years an inventory of Sonitrol Product subscriber systems equivalent to two-twelfths of the difference between the cumulative minimum purchase requirement for the pertinent year and the previous year. Thereafter, DEALER shall maintain an inventory of Sonitrol Product subscriber systems equivalent to two-twelfths of DEALER'S Sonitrol Product subscriber system purchases for DEALER'S preceding fiscal year.

              7.2.4 To commence sales and marketing efforts of Sonitrol Product subscriber systems within DEALER'S Area of Primary Responsibility on or before the lst day March, 1993.

              7.2.5 To acquire an adequate facility within DEALER'S Area of Primary Responsibility, purchase from DISTRIBUTOR and complete installation of Sonitrol Central Station monitoring equipment, and commence monitoring of subscriber accounts from DEALER'S facility within the Area of Primary Responsibility within _____ months following the date of this Agreement. DEALER agrees to submit a purchase order for Sonitrol Central Station monitoring equipment in a areasonable time to permit deivery and installation of same prior to the end of the time period specified in this Paragraph.

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  7.3  If DEALER fails to achieve and/or maintain the minimum requirements set forth in this section, then and in that event, and in addition to those rights under Sections Twenty-One and Twenty-Two of this Agreement, DISTRIBUTOR and SONITROL CORPORATION shall have the right, at their option, to establish an additional dealer or dealers within part or all of DEALER's Area of Primary Responsibility.


                                 SECTION EIGHT

                           FRANCHISE AND ROYALTY FEES

  8.1 In consideration of the grant to DEALER of the license to use the "SONITROL" trademark and the Sonitrol Product System and the services to be performed by DISTRIBUTOR and SONITROL CORPORATION as set forth in this Agreement, DEALER agrees to pay to DISTRIBUTOR a non-refundable franchise fee of $20,000, receipt of which is hereby acknowledged.

  8.2 DEALER agrees to pay DISTRIBUTOR, on or before the tenth (10th) day of each month, a continuing monthly royalty fee calculated at two and one-half percent (2 1/2%) of DEALER's gross revenue during the preceding calendar month, except as provided in Subsection 8.4 below. The royalty fee percentage may be changed by SONITROL CORPORATION upon thirty (30) days written notice to DEALER, provided that any such change shall not result in more than a one-quarter percent (.25%) increase over the then-existing rate for any twelve (12) month period. A service fee of one and one-half percent (1 1/2%) per month will be assessed on all past due royalty fees.

  8.3 The term "Gross Revenue," as used in this section, means the amount of all revenue received by DEALER from the sale of all products and services, and all income of every kind or nature, whether direct or indirect, received by DEALER, related to the DEALER's franchised business which is the subject of this Agreement; provided, however, that the term "Gross Revenues" shall not include any sales taxes or other taxes collected by DEALER for transmittal to the appropriate taxing authority.

  8.4 At the same time a monthly royalty payment is made pursuant to the terms and conditions of Paragraph 8.2 above, DEALER shall also submit a monthly statement to DISTRIBUTOR, in the form prescribed by DISTRIBUTOR, setting forth the gross revenue of DEALER for the immediately preceding calendar month.

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                                  SECTION NINE

                                ADVERTISING FEES

9.1 DEALER agrees, upon establishment of a Dealer Cooperative Advertising Council (hereinafter "Council"), to pay SONITROL CORPORATION a monthly advertising and sales promotion contribution to be placed in a Sonitrol
Advertising Fund (hereinafter "Fund").   DEALER shall pay this contribution by
the tenth (10th) day of each month, and the amount of the contribution shall be established by SONITROL CORPORATION and the Council, but in no event will it exceed three percent (3%) of DEALER's Gross Revenues from the business which is the subject of this Agreement for the preceding month.

9.2 The Council will direct all advertising programs, it shall have discretion over the maintenance and allocation of the Fund, and the creative concepts, materials and media used in advertising programs. The Fund is intended to maximize general public recognition and acceptance of the "SONITROL" trademark, and the products and services associated therewith. SONITROL CORPORATION and the Council undertake no obligation in administering the Fund to make expenditures for DEALER which are equivalent or proportionate to DEALER's contributions, or to ensure that DEALER benefits directly or proportionately from the placement of advertising.

9.3 DEALER agrees that the Fund may be used to meet any and all costs of maintaining, administering, directing and preparing national, state or regional advertising materials, programs and public relations activities. The Fund shall be accounted for separately from other funds of SONITROL CORPORATION by the Council. SONITROL CORPORATION assumes no direct or indirect liability or obligation to DEALER with respect to the maintenance, direction or administration of the Fund.

9.4 The term "Gross Revenues," as used in this Section means the amount of all revenue received by DEALER from the sale of all products and services, and all income of every kind or nature, whether direct or indirect, received by DEALER, related to the DEALER's franchised business which is the subject of this Agreement; provided, however, that the term "Gross Revenues" shall not include any sales taxes or other taxes collected by DEALER for transmittal to the appropriate taxing authority.

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                                  SECTION TEN

                             DEALER'S BUSINESS PLAN

  10.1 DEALER acknowledges that conformity to the Business Plan prepared by DEALER and submitted to SONITROL CORPORATION and DISTRIBUTOR prior to execution of this Agreement, which Business Plan is attached hereto and made a part hereof as Attachment B, is required for the successful performance by DEALER of all of the duties and obligations required to be performed, fulfilled and observed by DEALER under this Agreement, and DEALER agrees to conform to the Business Plan in the conduct of its business. DEALER hereby certifies that the Business Plan, including DEALER's representations contained therein, is true and correct, and DEALER acknowledges and understands that SONITROL CORPORATION and DISTRIBUTOR rely upon DEALER's Business Plan in entering into this Agreement.

  10.2 DEALER hereby certifies that the total capitalization set forth in DEALER's Business Plan is true and correct, and that said capitalization is available as of the date first above written, and DEALER acknowledges and understands that SONITROL CORPORATION and DISTRIBUTOR rely upon this certification by DEALER in entering into this Agreement.

                               SECTION ELEVEN

                             TAXES AND INSURANCE

  11.1 DEALER shall be responsible for paying and shall discharge all applicable tax liabilities.

  11.2 DEALER shall maintain at its expense insurance against all types of liability as SONITROL CORPORATION and DISTRIBUTOR may require, including, but not limited to, comprehensive general liability insurance (covering premises, products liability, completed operations, blanket contractual and personal injury liabilities), errors and omissions insurance, worker's compensation insurance, and automobile insurance. Coverage limits for each type of insurance shall be in accord with generally accepted and/or statutorily mandated limits. In any event, DEALER shall maintain a minimum liability limit of not less than One Million Dollars ($1,000,000.00) for each type of insurance for which such limits are available. DEALER shall purchase all such insurance from a responsible and accredited insurer and each such policy shall include SONITROL CORPORATION and DISTRIBUTOR, or any of their designated subsidiary or affiliated corporations, as additional insurers and shall also provide that such policies may not be cancelled or their coverage materially changed without thirty (30) days prior written notice to all named insurers. DEALER shall provide SONITROL CORPORATION and DISTRIBUTOR with certificates of insurance on all policies and evidence that the premiums therefore have been paid.

                                 SECTION TWELVE

                  PERSONNEL AND BUSINESS APPEARANCE STANDARDS

12.1 DEALER acknowledges that the successful operation of DEALER's business under this Agreement requires professional management, and DEALER agrees that the General Manager or principal operating person (hereinafter "Manager") of DEALER shall be a person who is capable of performing on behalf of the Franchise Business all of the duties and obligations required to be performed, fulfilled, and observed by DEALER under this Agreement. DEALER shall keep SONITROL CORPORATION and DISTRIBUTOR advised of the identity of the Manager and shall provide SONITROL CORPORATION and DISTRIBUTOR a complete resume of the Manager together with a statement by DEALER that it has investigated the qualifications of the Manager and has determined that such person has the requisite qualifications and is capable of performing the duties and obligations required of DEALER under this Agreement.

12.2 DEALER shall keep all records on the installation, servicing and monitoring of its customers' accounts in the strictest confidence and will permit only the necessary minimum of trusted employees to have access to such records. DEALER shall maintain all of its records and files in a secure manner so as to safeguard its records and files from exposure to criminal elements or any other unauthorized person(s). SONITROL CORPORATION and-DISTRIBUTOR shall have the right to review DEALER's security procedures and may require reasonable changes in such procedures to increase DEALER's security.

12.3 DEALER shall adhere to high ethical standards and shall conduct its business in strict compliance with all applicable laws, regulations, ordinances and requirements of any federal, state, county, municipal or other government, and shall obtain all necessary permits, licenses, or other consents for the operation of DEALER's business.

12.4 DEALER and its employees shall cooperate with all law enforcement agencies to the fullest extent compatible with its duty to customers. However, no duty to customers shall require DEALER or its employees to act in violation of the law.

12.5 Recognizing that a favorable business reputation is difficult to achieve and thereafter maintain, and that the goodwill inherent in the "SONITROL" trademark depends upon the identification of the trademark with businesses operated in accordance with high standards of quality, DEALER agrees:

       12.5.1 To keep its business premises, vehicles and furnishings clean, neat and orderly so as to maintain an attractive appearance;

       12.5.2 To keep all equipment used in the conduct of the business and its inventory stock clean and in a state of good repair;

       12.5.3   To maintain reasonable financial stability and credit standing;

       12.5.4   To maintain good customer relations;

       12.5.5 To strive to ensure that its employees respond promptly and courteously to all business and servicing inquiries and that its employees are neat and well groomed in personal appearance.

12.6 DEALER agrees that DISTRIBUTOR and SONITROL CORPORATION may from time to time, during the DEALER's course of operation, with or without notice, inspect the DEALER's business premises and operation of business to determine if the business is being operated in accordance with the standards and procedures set forth herein and in the franchise standards and procedures manual. SONITROL CORPORATION and DISTRIBUTOR shall report to DEALER in writing any aspects of DEALER's operations which are not in conformity with the manual or this Agreement, and DEALER shall take immediate steps to correct such deficiencies. Failure of the DEALER to correct any deficiencies within 30 days of receipt of notice of such deficiencies shall constitute a default of this Agreement and the Agreement may be terminated pursuant to Section Twenty-Two.

                                SECTION THIRTEEN

                     ACCOUNTING AND RECORDS REQUIREMENTS

13.1 DEALER shall maintain true and accurate records, reports, accounts, books and data which shall accurately reflect all particulars relating to the Franchise Business in compliance with the standard financial management system prescribed by SONITROL CORPORATION for record keeping, bookkeeping, accounting and reporting all business and operation of the

Franchise Business, and shall permit SONITROL CORPORATION's and Distributor's representative to examine and audit said records, reports, accounts, books and data at all reasonable times and at SONITROL CORPORATION's and DISTRIBUTOR's expense.

13.2 The DEALER shall provide SONITROL CORPORATION and DISTRIBUTOR with financial statements relating to the Franchise Business subject to this Agreement, including a profit and loss statement and balance sheets. The first financial statement shall be due six (6) months after the effective date of this Agreement, and semi-annually thereafter. Within four (4) months following the close of each fiscal year, the DEALER, at its expense, shall provide to SONITROL CORPORATION and DISTRIBUTOR a financial statement prepared by an independent Public Accountant. The DEALER shall utilize recognized and customary accounting procedures.

13.3 DEALER shall deliver to SONITROL CORPORATION and DISTRIBUTOR on or before the date of this Agreement a complete list of its stockholders, (or if DEALER is a partnership, a complete list of all its general and/or limited partners) all of whom shall appear to be of good moral and ethical character so as not to compromise the Sonitrol Product System, procedures, equipment or trade secrets to either criminal elements or commercial competition and DEALER shall keep said list of stockholders (or general or limited partners) current. In the event a change in the list is proposed under circumstances where SONITROL CORPORATION or DISTRIBUTOR has the right to approve the proposed change pursuant to Section Eighteen of this Agreement, sufficient advance notice shall be given to SONITROL CORPORATION and DISTRIBUTOR. This subsection shall not apply to publicly held corporations having more than thirty (30) stockholders.

13.4 SONITROL CORPORATION and DISTRIBUTOR hereby covenant not to reveal or communicate designated confidential and proprietary information of DEALER to any third party without the prior consent and authorization of DEALER and shall use its best efforts to prevent inadvertent disclosure of such information to any third party, except as may be appropriate and professionally necessary to DEALER's and/or SONITROL CORPORATION's and DISTRIBUTOR's accountants, attorneys and banking sources, or as required by law.

                                SECTION FOURTEEN

                    CHAIN ACCOUNTS AND NATIONAL PROGRAMS

14.1 Within such guidelines as are established and promulgated from time to time by SONITROL CORPORATION, DEALER shall use its best efforts to secure chain accounts which have their national or regional headquarters located in DEALER's Area of Primary Responsibility. DEALER shall provide to SONITROL CORPORATION reports relating to securing said chain accounts.

14.2 Upon request by SONITROL CORPORATION, DEALER agrees to promote, lease, sell, install and service chain accounts within DEALER's Area of Primary Responsibility. If DEALER declines to promote, lease, sell, install and service chain accounts upon request by SONITROL CORPORATION, DEALER agrees that SONITROL CORPORATION, or DISTRIBUTOR, shall have the right to promote, lease, sell, install and service chain accounts within DEALER's Area of Primary Responsibility without compensating DEALER for same.

14.3 Unless precluded by law, DEALER agrees to promote programs promulgated at the national level by SONITROL CORPORATION. Such programs shall be designed to benefit all Sonitrol dealers by ensuring a high level of quality for the Sonitrol Product system, Sonitrol Products, and services.


                                SECTION FIFTEEN

                          PROTECTION OF TRADE SECRETS

15.1 To further the business relationship among SONITROL CORPORATION, DISTRIBUTOR and DEALER, it is necessary and desirable that from time to time SONITROL CORPORATION will disclose to DEALER confidential information relating to the Sonitrol Product System, hereinafter referred to as "Sonitrol Information." Sonitrol Information includes, but is not limited to: current, future, or proposed Sonitrol Products; plans, technologies, operating and monitoring techniques relating to such products; plans and information relating to the marketing, merchandising and sale of Sonitrol Products; and the processes, services, policies, procedures, records and accounts of SONITROL CORPORATION; excluding only that information which is generally known throughout the industry or which is within the public domain.

15.2 DEALER recognizes that Sonitrol Information is a valuable trade secret. DEALER shall only reveal Sonitrol Information to such of its personnel who need to know the information for the effective operation of the Franchise Business and who sign a statement as provided in Section Four above. DEALER hereby covenants not to otherwise reveal or communicate Sonitrol Information, directly or through its employees, agents or representatives, to any third party, which shall include any parent, subsidiary or affiliated corporation of DEALER, without the prior written consent and authorization of SONITROL CORPORATION and shall use its best efforts to prevent inadvertent disclosure of Sonitrol Information to any third party, except as may be appropriate and professionally necessary to DEALER's accountants, attorneys and banking sources, or as required by law.

15.3 DEALER further agrees that the aforesaid duty not to disclose Sonitrol Information shall continue during the term of this Agreement and any successor agreements, and for a period of three (3) years following the expiration or termination of this Agreement and any successor agreements.


                                SECTION SIXTEEN

                            RELATIONSHIP OF PARTIES

16.1 DEALER is and shall be considered an independent, contractor with entire control and direction of its business and operations, subject only to the conditions and obligations established by this Agreement. No agency, employment or partnership is created by this Agreement. DEALER's business is separate and apart from any that may be operated by SONITROL CORPORATION or DISTRIBUTOR.

16.2 No party to this Agreement shall make any representation tending to create apparent agency, employment, or partnership. No party will have authority to act for the other in any manner to create obligations or debts binding on the other, and no party will be responsible for any obligations or expenses whatsoever of the other. Neither DEALER, its employees, nor any person performing any duties or engaged in any work at the request of DEALER shall be deemed an employee or agent of SONITROL CORPORATION or DISTRIBUTOR.

16.3 In all public records and in its relationship with other persons, on letterheads and business forms, and invoices, in accordance with SONITROL CORPORATION's prescribed standards and procedures which DEALER agrees to follow, DEALER shall indicate its independent ownership of said business, and that it is a franchise of SONITROL CORPORATION by using the following language:
"An Independent Sonitrol Dealer Franchise." Further, DEALER agrees to exhibit on its premises in a place designated by SONITROL CORPORATION, a notification that it is an independent Sonitrol dealer franchise.

                               SECTION SEVENTEEN

               INDEMNITY OF SONITROL CORPORATION AND DISTRIBUTOR

17.1 DEALER agrees, during and after the term of this Agreement, to indemnify and hold SONITROL CORPORATION and DISTRIBUTOR harmless from and against, and promptly reimburse them for, any and all loss, damage, liability and attorneys' fees and other costs and expenses incurred by SONITROL CORPORATION or DISTRIBUTOR as the result of any violation of this Agreement by, or any act of omission or commission on the part of DEALER, or any of its agents, servants, or employees, and from all claims, demands, losses, costs, damages, suits, judgments, penalties, expenses, and liabilities of any kind or nature whatsoever arising directly or indirectly out of or in connection with the operation of DEALER's business.

                                SECTION EIGHTEEN

                            ASSIGNMENT OF AGREEMENT

18.1 DEALER shall not assign, sell, transfer, or encumber this Agreement, or any interest in DEALER (including merger into any other entity and the sale, transfer or disposition of any stock or partnership interest in DEALER) affecting control of DEALER, without the prior written consent and approval of SONITROL CORPORATION and DISTRIBUTOR, which consent and approval shall not be unreasonably withheld. Control is defined as any assignment, sale or transfer which, whether as a single transfer or when aggregated with other transfers that occurred after the date of this Agreement, results in a transfer of twenty-five percent (25%) or more of the ownership interest in DEALER.

18.2 Written consent and approval of SONITROL CORPORATION and DISTRIBUTOR shall not be required for:

            18.2.1 Assignments, sales or transfers of DEALER's stock, or DEALER's interest under this Agreement, to a corporation or partnership which owns over seventy-five percent (75%) of each class of voting stock (if a corporation) of DEALER at the time of the execution of this Agreement, or is the controlling general partner (if a partnership) of DEALER at the time of the execution of this Agreement, provided DEALER gives

        SONITROL CORPORATION and DISTRIBUTOR written notice of such assignment, sale or transfer.

        18.2.2 Assignment of this Agreement to a bank or other financial institution as collateral for a loan provided that DEALER and the bank or financial institution enter into an agreement identical in form and substance to the one attached hereto as Attachment C, and such agreement is approved by SONITROL CORPORATION and DISTRIBUTOR.

        18.2.3 Assignments, sales or transfers of publicly traded stock of DEALER previously registered under federal securities laws, provided:
        (a) the transferor owns less than twenty-five percent (25%) of each class of the stock of DEALER prior to the transfer, and (b) after the transfer the transferee will own less than twenty-five percent (25%) of each class of the stock of DEALER.

18.3 No such assignment, sale or transfer of interest under this Agreement shall be approved, by SONITROL CORPORATION and DISTRIBUTOR unless DEALER and its proposed assignee meet the following requirements:

        18.3.1 The assignee must be acceptable to SONITROL CORPORATION and DISTRIBUTOR by the standards then utilized in considering applicants for new dealerships;

        18.3.2 There shall be no existing default in the performance or observance of any of DEALER's obligations under this Agreement or any other agreement with SONITROL CORPORATION, its subsidiary or affiliated corporations, or DISTRIBUTOR;

        18.3.3 DEALER shall have settled all outstanding accounts with SONITROL CORPORATION, its subsidiary and affiliated corporations, and DISTRIBUTOR;

        18.3.4 DEALER shall execute a mutual general release, in the form of Attachment A, for any and all claims each party shall have against the other, its parent, subsidiary and affiliated corporations, and their officers, directors, agents and employees, excepting only such claims as are precluded from waiver by applicable law.

        18.3.5 DEALER's assignee must execute all agreements that SONITROL CORPORATION and DISTRIBUTOR then require of new dealers; and

        18.3.6 DEALER's assignee shall have paid a transfer fee of Seven Thousand Five Hundred Dollars ($7,500.00), $2,500 of which sum shall have been paid to SONITROL CORPORATION and the remainder to DISTRIBUTOR.

18.4 Since this Agreement limits the transferability of corporate stock shares, if DEALER is now incorporated or incorporates during the term of this Agreement, all certificates of shares issued by DEALER shall have endorsed thereon an appropriate legend to conform with state law, referring to this Agreement by date and name of parties hereto, and stating, "Transfer of this certificate is limited," or similar statutorially required language. This legend shall not be required on certificates representing publicly traded stock of DEALER previously registered under the federal securities laws and representing less than twenty-five percent (25%) of each class of stock of DEALER.

18.5 SONITROL CORPORATION shall have the right to assign this Agreement and the rights hereunder to any person, firm, association, or corporation, provided that such transferee shall agree in writing to assume all obligations undertaken by SONITROL CORPORATION herein.


                                SECTION NINETEEN

                           RIGHT OF FIRST REFUSAL

19.1 If at any time during the term of this Agreement, DEALER or any stockholder, partner or limited partner of DEALER, desires to sell or transfer, in whole or in part, any of its interest under this Agreement or any interest in DEALER, whether DEALER is a partnership, corporation, firm or other association for profit, DEALER, or any selling stockholder, general partner or limited partner of DEALER, shall first offer such interest to SONITROL CORPORATION and DISTRIBUTOR by delivering to SONITROL CORPORATION and DISTRIBUTOR a written offer setting forth the interest to be sold, the purchase price and terms of payment, together with all other documentation relating or incidental to such offer to sell.

19.2 During the sixty (60) day period following receipt of such offer to sell, and related documentation from DEALER, SONITROL CORPORATION and/or DISTRIBUTOR shall have the right and option to purchase or otherwise acquire such of DEALER's interest under this Agreement, and all such other property and rights of DEALER as may be included in such offer to purchase, upon the same terms and conditions as set forth in such offer to sell. DISTRIBUTOR shall have the first right and option to

                                    - 22 -
purchase, and shall exercise such right and option by giving written notice to DEALER and SONITROL CORPORATION within thirty (30) days after receipt of such offer to sell and related documentation from DEALER. If DISTRIBUTOR does not give written notice within the time period set forth herein or declines in writing before the end of such time period to exercise its purchase option, then SONITROL CORPORATION shall have the sole right and option to purchase or otherwise acquire DEALER'S interest under the foregoing terms and conditions within the subsequent thirty (30) day period, and may exercise such right and option by giving written notice to DEALER and DISTRIBUTOR.

19.3 If SONITROL CORPORATION and DISTRIBUTOR do not accept such offer within the time period for acceptance set forth in paragraph 19.2 above, subject to the provisions of Section Eighteen, DEALER shall be free to sell the interest covered by such written offer to any other person or entity on the condition that: (i) such interest is sold during the one hundred twenty (120) day period immediately following the expiration of such sixty (60) day period above; and
(ii) such sale is consummated at a price greater than or equal to that set forth in such written offer and otherwise on the terms (including payment terms) set forth in such offer. The interest subject of the right of first refusal is interest relating only to the subject matter of this Agreement.

19.4 If SONITROL CORPORATION and DISTRIBUTOR do not receive such offer to sell and related documentation as set forth in paragraph 19.1 above, then SONITROL CORPORATION and DISTRIBUTOR shall have no obligation to consider or consent to the prospective transfer or assignment of DEALER'S interest (s) under Section Eighteen of this Agreement.

19.5 SONITROL CORPORATION and DISTRIBUTOR's right of first refusal granted in subsections 19.1, 19.2, and 19.3 above shall apply only to assignments, sales or transfers over which SONITROL CORPORATION and DISTRIBUTOR have a right of consent and approval under Section Eighteen of this Agreement.

                                 SECTION TWENTY

                     INCAPACITY OF DEALER'S PRINCIPAL PARTY

20.1 If DEALER is a natural person, in the event of death or incapacity of DEALER the rights and obligations of DEALER will pass to DEALER's executors, representatives, administrators, heirs or legatees ("Legatee") capable of performing all of the duties and obligations under the Sonitrol Dealer Franchise

Agreement. Legatee must within thirty (30) days of such death or incapacity assume all of DEALER's obligations under this Agreement in writing. If SONITROL CORPORATION or DISTRIBUTOR determines in good faith that Legatee is not capable of performing all the duties and obligations of DEALER under the Sonitrol Dealer Franchise Agreement, it will notify Legatee in writing and Legatee shall have sixty (60) days from the date of notification to locate a bona fide purchaser and notify SONITROL CORPORATION and DISTRIBUTOR of the identity of the purchaser and terms of the purchase. If Legatee fails to find a purchaser, or SONITROL CORPORATION or DISTRIBUTOR determines in good faith that the proposed purchaser is not capable of assuming the duties and obligations of DEALER under this Agreement, SONITROL CORPORATION and DISTRIBUTOR may purchase the DEALER's business at fair market value. DISTRIBUTOR shall have the first right and option to purchase and shall exercise such right and option by giving written notice to the Legatee and SONITROL CORPORATION within thirty (30) days following the sixty (60) day time period. IF DISTRIBUTOR does not give written notice of its intent to purchase the dealership at fair market value within such time period, then SONITROL CORPORATION shall have the sole right to purchase the DEALER's business at fair market value.

20.2 Transfers of this Agreement, or any interest in DEALER, due to the death or incapacity of any natural person with an ownership interest in DEALER shall be governed by, and subject to the assignment and right of first refusal provisions of Sections Eighteen and Nineteen of this Agreement.


                               SECTION TWENTY-ONE

                                    DEFAULT

21.1    Any of the following events shall constitute a default of this
Agreement:

        21.1.1 An affirmative act of insolvency by DEALER, an assignment for the benefit of creditors or similar disposition of assets by DEALER, or the filing by DEALER of a petition under any bankruptcy, reorganization, insolvency, or moratorium law, or any law for the relief of, or relating to, debtors;

        21.1.2 The filing of any involuntary petition under any bankruptcy statute against DEALER, or the appointment of any receiver or trustee to take possession of property of DEALER, unless such petition or appointment is set

                                    - 24 -
        aside or withdrawn or ceases to be in effect within thirty (30) days of such filing or appointment;

        21.1.3 A final judgment, or the unappealed decision of a regulatory officer or agency, that results in temporary or permanent suspension of any permit or license, possession of which is a prerequisite to operation of DEALER's business under applicable law;

        21.1.4 A criminal conviction of DEALER, or an officer, director, partner or principal of DEALER, for a felony offense, or any other crime or act which would substantially impair the goodwill associated with the "SONITROL" trademark, trade name, or the Sonitrol Product System;

        21.1.5 DEALER's failure, refusal, or neglect to pay to DISTRIBUTOR or SONITROL CORPORATION, its subsidiary or affiliated corporations, any monies owing to DISTRIBUTOR or SONITROL CORPORATION, its subsidiary or affiliated corporations, under the terms of this Agreement or any other agreement, on the date such monies are due or within such terms as may be established by SONITROL CORPORATION or DISTRIBUTOR;

        21.1.6 Any material misrepresentation or false statement by DEALER, or made at DEALER's behest, to SONITROL CORPORATION or DISTRIBUTOR, in connection with the execution of this Agreement or in any accounting, report or plan that DEALER submits to SONITROL CORPORATION, its subsidiary or affiliated corporations, or DISTRIBUTOR pursuant to this Agreement;

        21.1.7 The use in DEALER's business of any products or equipment in violation of the provisions of Section Five of this Agreement;

        21.1.8 Any purported assignment, sale, transfer, or encumbrance by DEALER of any of its rights, obligations or interests under this Agreement without having received the prior written consent of SONITROL CORPORATION and DISTRIBUTOR;

        21.1.9 DEALER's failure to comply with, perform or observe any other lawful obligation imposed upon it under this Agreement; or repeatedly failing to comply with, perform or observe the lawful provisions of this Agreement whether or not such noncompliance is corrected after notice. "Repeatedly" as used in this sub-paragraph shall mean two (2) or more times within any twelve month period.

21.2 Upon default DEALER agrees to pay all costs and expenses, including reasonable attorney's fees, incurred by SONITROL CORPORATION and DISTRIBUTOR in collecting all monies owed by DEALER or in obtaining other relief to enforce the provisions of this Agreement.

                               SECTION TWENTY-TWO

                                  TERMINATION

22.1 If conditions exist that constitute a default of this Agreement by one or more of the sub-paragraphs of Section Twenty-One, in addition to all other remedies available to SONITROL CORPORATION and DISTRIBUTOR at law or in equity, all rights granted to DEALER under this Agreement shall terminate effective upon thirty (30) days written notice to DEALER (or longer if required by applicable law), provided that DEALER fails to cure all acts of default within thirty (30) days of such notice. DEALER acknowledges and agrees that termination due to a default under one or more of the subsections of Section Twenty-One shall be deemed to be for good cause. The cure provisions under this Section shall not apply to a default pursuant to Subsection 21.1.9 above for DEALER repeatedly failing to comply with the provisions of this Agreement.

22.2 Upon any lawful termination or expiration of this Agreement or any successor agreements hereto, DEALER shall:

        22.2.1 Immediately cease to use in any manner whatsoever the "SONITROL" trademark and trade name and any forms, slogans, signs, symbols or devices used in connection with the operation of a Sonitrol franchise or the Sonitrol Product System; and will:

               (a) Upon request by SONITROL CORPORATION and/or DISTRIBUTOR, mail to all customers a registered letter, approved by SONITROL CORPORATION, return receipt requested to DISTRIBUTOR, informing the customer that the Dealer is no longer authorized or licensed to operate under the trademark "SONITROL," and requesting that the customer remove all signs, decals or other materials bearing the trademark "SONITROL" from its premises. This mailing will be completed within thirty (30) days from the date of the termination of this Agreement.

               (b) within six (6) months from the date of the termination of this Agreement, remove all signs, decals, or other materials bearing the trademark "SONITROL" from the DEALER's premises, and replace all Sonitrol contracts so that they are no longer in force or effect, and will certify by letter to SONITROL CORPORATION and DISTRIBUTOR that this has been completed.

        22.2.2 Promptly pay to SONITROL CORPORATION, its subsidiary or affiliated corporations, and DISTRIBUTOR all sums owing from DEALER to SONITROL CORPORATION, its subsidiary or affiliated corporations, and DISTRIBUTOR, including all damages, costs and expenses, including reasonable attorneys' fees incurred by SONITROL CORPORATION, its subsidiary or affiliated corporations, and DISTRIBUTOR by reason of any default of this Agreement by DEALER, and further including all costs and expenses, including reasonable attorneys' fees, incurred by SONITROL CORPORATION, or its subsidiary or affiliated corporations, and DISTRIBUTOR in obtaining injunctive or other relief to enforce the provisions of this Agreement;

        22.2.3 Continue to comply with and be bound by all applicable provisions of this Agreement which survive termination, including, but not limited to, the noncompetition, and protection of trade secrets provisions.

22.3 Upon any termination or expiration of this Agreement or any successor agreements, DISTRIBUTOR shall have the right to repurchase from DEALER all unused, Current Sonitrol Products of DEALER at the cost to DEALER for such products, and all stocks of supplies and materials bearing the "SONITROL" trademark, paying the cost to DEALER for such products, supplies and materials. In connection with any such repurchase, DISTRIBUTOR shall be entitled, but not required, to offset against the repurchase price any monies owed by DEALER to DISTRIBUTOR pursuant to the terms of this Agreement or any other agreement between the parties. For purposes of this subparagraph 22.3, "Current Sonitrol Products" shall mean those products being manufactured by SONITROL CORPORATION, or its subsidiaries, at the time of termination or expiration of this Agreement.

22.4 In the event or as a result of termination by SONITROL CORPORATION or DISTRIBUTOR pursuant to the terms of this Agreement, SONITROL CORPORATION and DISTRIBUTOR shall not be liable to DEALER for any damages, including consequential or incidental, and including but not limited to profits on sales or anticipated sales, on account of expenditures, investments, or commitments made in connection therewith, in connection with the establishment, development, and maintenance of the business or goodwill of DEALER. Such termination shall not, however, affect the rights or liabilities of said parties with respect to products previously sold hereunder or with respect to any indebtedness then owing by either party to the other.

22.5 Dealer agrees to pay all costs, including, but not limited to, attorneys' fees, incurred by SONITROL CORPORATION or DISTRIBUTOR in enforcing and/or completing any of the above provisions not completed by DEALER on a timely basis.


                              SECTION TWENTY-THREE

                        RESTRICTION ON EFFECT OF WAIVER

23.1 No delay or omission to exercise a right, power, or remedy accorded to SONITROL CORPORATION or DISTRIBUTOR on any breach or default of DEALER under this Agreement shall impair any such right, power, or remedy of SONITROL CORPORATION or DISTRIBUTOR, and it shall not be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

23.2 Any waiver, permit, consent, or approval of any kind or character on the part of SONITROL CORPORATION or DISTRIBUTOR of any breach or default under this Agreement, or any waiver on the part of SONITROL CORPORATION or DISTRIBUTOR of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically allowed by such writing.

23.3 All remedies afforded to SONITROL CORPORATION or DISTRIBUTOR, either under this Agreement or by law or otherwise, shall be cumulative and not alternative.

                              SECTION TWENTY-FOUR

                            COVENANT NOT TO COMPETE

24.1 Other than pursuant to this Agreement, DEALER (which shall include all entities owned in whole or in part by DEALER, all parent corporations of DEALER, all shareholders of DEALER, and if DEALER is a partnership, all general and limited partners of DEALER), agrees that it will not directly or indirectly own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be connected in any manner with, any business or engage in any business involving the manufacture, promotion, sale, or delivery of security products and services. DEALER will not disclose or reveal to anyone, directly or indirectly, any confidential information or trade secrets of the business of Sonitrol, including customer lists, personnel information, and secret processes or other technical data, which DEALER has obtained as a Sonitrol dealer. These restrictions continue so long as this Agreement is in effect and for a period of three (3) years after its termination. This restriction shall apply to competing businesses operating (a) within DEALER's Area of Primary Responsibility, and (b) within a geographical area of One Hundred (100) miles from the boundary of DEALER's Area of Primary Responsibility. The foregoing restrictions (a) and (b) are distinct and severable.

24.2 DEALER further covenants and agrees that during the term of this Agreement and any successor agreement, DEALER shall not divert or attempt to divert any business of or any customers of the franchised business to any other competing business, by direct or indirect inducement or otherwise.

24.3 DEALER acknowledges that any violation of the covenants set forth in paragraphs 24.1 and 24.2 above would cause SONITROL CORPORATION and DISTRIBUTOR to suffer irreparable damage, the exact amount of which may not be reasonably or accurately ascertained, and that the resulting damage to the confidential nature of the Sonitrol Product System could not be adequately compensated by money damages, and therefore, in the event of such violation occurring, DEALER hereby agrees and consents to the issuance of an injunction restraining DEALER or anyone acting for or on behalf of DEALER from violating said covenants or any of them.

24.4 DEALER shall require all of DEALER's directors and officers to agree in writing, in a form agreeable to SONITROL CORPORATION, to be bound by the terms and conditions of this Section Twenty-Four.


                              SECTION TWENTY-FIVE

                                 FORCE MAJEURE

25.1 Neither DEALER, DISTRIBUTOR nor SONITROL CORPORATION shall be held liable for failure to comply with any of the terms of this Agreement when such failure has been caused solely by force majeure, fire, labor dispute, strike, war, insurrection, riot, flood, government restrictions, or act of God beyond the control and without fault on the part of the party involved, provided such party uses due diligence to remedy such default.

                               SECTION TWENTY-SIX

                             CONSEQUENTIAL DAMAGES

26.1 None of the parties shall be liable to the other for consequential or incidental damages including but not limited to profits or sales or anticipated sales or on account of expenditure, investments, or commitments made in connection therewith, or in connection with the establishment, development and maintenance of the business or goodwill of the other.


                              SECTION TWENTY-SEVEN

                                    NOTICES

27.1 Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed, by certified mail - return receipt requested, to the respective parties at the addresses listed below unless and until a different address has been designated by written notice:

        SONITROL CORPORATION:    SONITROL CORPORATION
                                 1800 Dagonal Rd. Suite 180
                                 Alexandria, Virginia 22314

        DISTRIBUTOR:             SONITROL SOUTHEAST, INC.
                                 520 Howard Court
                                 Clearwater, Florida 34616


        DEALER: MASADA SECURITY LIMITED PARTNERSHIP 3900 Montclair Road - Suite 380
                                 Birmingham, Alabama 32513



                            SECTION TWENTY-EIGHT

                               EFFECTIVE DATE

28.1 This Agreement shall be effective and binding as of the date first written above when it has been accepted and executed by SONITROL CORPORATION at SONITROL CORPORATION's corporate headquarters in Alexandria, Virginia.

                             SECTION TWENTY-NINE

                                GOVERNING LAW

29.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, except to the extent that said laws directly conflict with and are incompatible with the laws, if any, of the jurisdiction where DEALER is located which specifically address and control franchisor-franchisee relationships and which are applicable to this Agreement.


                               SECTION THIRTY

                           CONSENT TO JURISDICTION

30.1 DEALER consents to jurisdiction in Virginia for the purposes of any legal proceeding relating to this Agreement or the Sonitrol business granted by this Agreement.


                               SECTION THIRTY-ONE

                          EFFECT OF PARTIAL INVALIDITY

31.1 The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to expungement of the invalid provision.

                               SECTION THIRTY-TWO

                              DESCRIPTIVE HEADINGS

32.1 The descriptive headings of the various sections of this Agreement are provided solely for ease of reference and shall not be considered in construing or interpreting this Agreement.

                              SECTION THIRTY-THREE

                               ENTIRE AGREEMENT

33.1 This instrument contains the entire agreement of the parties. No representations, inducements, promises, negotiations or agreements, oral or otherwise, not embodied herein shall be of any force or effect and shall not affect the construction of the rights and obligations of the parties created hereby. This Agreement may be modified only in writing, signed by the parties hereto, and stating that said writing is a modification or amendment hereto. Any other attempts at modification, whether by course of conduct, oral or informally written agreement or whatever, shall be of no effect or force.

                             SECTION THIRTY-FOUR

                          ACKNOWLEDGEMENT BY DEALER

34.1 DEALER acknowledges that it has entered into this Agreement after making an independent investigation and evaluation of SONITROL CORPORATION's and DISTRIBUTOR's operations and the business venture contemplated herein, and not as a result of representations or projections as to the venture's potential for success, if any have been quoted, used illustratively or implied to DEALER. Neither SONITROL CORPORATION nor DISTRIBUTOR makes any representation, guaranty, or warranty, express or implied, as to the potential success of the business venture contemplated herein. DEALER acknowledges that it has previously received a blank copy of this Agreement in time to afford ample opportunity to seek legal counsel and to review the provisions contained herein. DEALER acknowledges that successful operation of this franchise will depend upon its best efforts, capabilities, management, and efficient operation, as well as local marketing conditions and other factors.

        IN WITNESS WHEREOF, each undersigned individual in individual and/or representative capacity, having read each and every provision herein and agreeing to the same, and to this contract as a whole, have hereby executed this Agreement as warranty of the capacity in which they have signed this Agreement and as evidence of their understanding and ratification hereof, as a wholly voluntary act.

                             Dated at Alexandria, Virginia, February 26, 1993
                                                            -----------    --


                                   SONITROL CORPORATION

ATTEST:
                                   By: /s/ Christopher W. Cobb
                                      ------------------------------
                                      Christopher W. Cobb
                                      Chief Operating Officer

By: /s/ Keri Fleming
    -------------------------
          Secretary

                                   DEALER:  MASADA SECURITY LIMITED PARTNERSHIP

                                   d/b/a SONITROL OF MIAMI
                                                     ------------

ATTEST:

                                   By: /s/ Terry W. Johnson
                                       ----------------------------
                                   Title:  President
                                         ---------------------------
                                         Masada Security, Inc.

By: /s/ Daryl E. Harms
   ----------------------
         Secretary

                                   DISTRIBUTOR:
                                   SONITROL SOUTHEAST, INC.
                                   ---------------------------------

ATTEST:
                                   By: /s/ John J. Rooney
                                      -------------------------------
                                   Title:  Executive Vice President
                                          ---------------------------

By: /s/ Dawn R. Johnson
    ---------------------
        Secretary

                                   AMENDMENT

                      SONITROL DEALER FRANCHISE AGREEMENT


         SONITROL CORPORATION, a Delaware corporation, hereinafter referred to as "SONITROL", SONITROL SOUTHEAST, INC., a Indiana corporation, hereinafter referred to as "DISTRIBUTOR", and MASADA SECURITY LIMITED PARTNERSHIP, a Delaware, limited partnership, hereinafter referred to as "DEALER", effective this 26th day of February, 1993, amend and restate in part that certain Sonitrol Dealer Franchise Agreement dated February 26th, 1993, between SONITROL, DISTRIBUTOR and DEALER, hereinafter referred to as the "Agreement".

         NOW, THEREFORE, SONITROL, DISTRIBUTOR and DEALER, intending to be legally bound in consideration of the mutual agreements, covenants, and promises herein set forth, and for good valuable consideration, acknowledged and received, do hereby amend and restate in part the Agreement as follows:

         1. In Paragraph 2.2.1 of Section Two of the Agreement, the words, "provided that DISTRIBUTOR had given written notice to DEALER not less than twelve (12) months prior to the end of the initial ten (10) year term that such notice is required by DEALER" shall be added at the end of the fourth line on the first sentence after the word "effect" and before the semicolon.

         2. In Paragraph 2.2.3 of Section Two of the Agreement, the words, "together with those amendments in form and substance previously agreed upon", are added at the end of the first sentence.

         3. In Paragraph 13.1 of Section of Thirteen of the Agreement, the words, "and DISTRIBUTOR'S" are deleted at the end of the seventh line of the first sentence.

         4. In Paragraph 5.3 of Section Five of the Agreement, the words, "of selling, servicing, leasing and promoting Sonitrol systems and equipment", are added in the eight line following the words, "DEALER'S business", and prior to the words, "only from".

         5. In Paragraph 5.2 of Section Five of the Agreement, the words, "other than normal in-field servicing of subscriber accounts" are added after the word "Products" in the third line of the first sentence.

         6. Paragraph 7.2.5 of Section Seven of the Agreement is deleted in its entirety and restated as follows:

                 "To maintain an adequate facility within DEALER'S area of primary responsibility for monitoring of subscriber accounts, either in Dade or Broward County in the State of Florida, as long as the Dealer is the Sonitrol Franchisee in both of these franchise territories."

         7. In Paragraph 8.2 of Section Eight of the Agreement, the words, "and that such increase shall be applicable to all dealers with similar royalty fee provisions: are added at the end of the second sentence.

         8. In Paragraph 10.1 of Section Ten of the Agreement, the words, "So long as the minimum performance standards set forth in
                 Section 7.2.1 are maintained, failure to meet the sales projections contained in the Business Plan does not create an independent right to cancel the franchise" are added at the end of the paragraph.

         9. Section Eighteen of the Agreement is amended to add the following as Paragraph 18.4:

                 "18.4 Sales or transfers, in whole or in part, of DEALER'S stock to its subsidiary or sister corporations or to its parent corporation, and an assignment of this Agreement to a bank or financial institution provided the DEALER and bank or financial institution enter into an agreement substantially in the same form and substance to Exhibit A and obtain the approval of SONITROL CORPORATION and DISTRIBUTOR thereto, shall not be subject to the provisions of Paragraphs 18.1, 18.2, and 18.3."

         10. Section Nineteen of the Agreement is deleted in its entirety and amended as follows:

                 "19.1 If at any time during the term of this Agreement, DEALER desires to sell its assets, including its rights under this Agreement, or any shareholder, partner or limited partner of DEALER, desires to sell or transfer, in whole or in part, any of its interest in DEALER (the assets of DEALER or an interest in DEALER being collectively referred to herein as the "Interest"), DEALER, or any selling stockholder, general partner or limited partner of DEALER (Seller"), shall first offer such Interest to SONITROL CORPORATION and DISTRIBUTOR by delivering to SONITROL CORPORATION and DISTRIBUTOR a written offer setting forth the Interest to be sold, the purchase price and terms of payment.

                 19.2 During the thirty day period following receipt of such offer to sell from Seller, SONITROL CORPORATION or DISTRIBUTOR shall either accept such offer or issue to Seller a counteroffer in writing setting forth the purchase price and terms of payment. If SONITROL CORPORATION or DISTRIBUTOR accept the offer of Seller, the closing of the sale shall take place within thirty days after notice of acceptance. If SONITROL

                 CORPORATION or DISTRIBUTOR issues a counteroffer, Seller shall have ninety days to accept such counteroffer. During such ninety day period, Seller may offer to sell the Interest to or solicit offers to buy such Interest from any third party and if a third party agrees to purchase the Interest within such ninety day period at a price greater than and at the same or better terms of payment that contained in the counteroffer of SONITROL CORPORATION or DISTRIBUTOR, then Seller may consummate the sale with such third party free of the rights granted to SONITROL CORPORATION and DISTRIBUTOR contained in this Section Nineteen.

                 19.3 As between SONITROL CORPORATION and DISTRIBUTOR, DISTRIBUTOR shall have the first right and option to accept the offer to sell or issue the counteroffer.

                 19.4 If SONITROL CORPORATION and DISTRIBUTOR do not receive the offer to sell as set forth in Paragraph 19.1 above, then SONITROL CORPORATION and DISTRIBUTOR shall have no obligation to consider or consent to the prospective transfer or assignment of DEALER's Interest under Section Eighteen of this Agreement.

                 19.5 SONITROL CORPORATION and DISTRIBUTOR's right of first refusal granted in subsections 19.1, 19.2, and 19.3 above shall apply only to assignments, sales or transfers over which SONITROL CORPORATION and DISTRIBUTOR have a right of consent and approval under section Eighteen of this Agreement.

                 19.6 It is clearly understood by DEALER, DISTRIBUTOR and SONITROL CORPORATION that nothing contained herein affects DISTRIBUTOR and SONITROL CORPORATION rights under Section Eighteen of this Agreement."

         11. Section Twenty-four of the Agreement is amended by adding the following subsection:

                 "24.5 SONITROL CORPORATION and DISTRIBUTOR recognize that DEALER's shareholders or affiliated companies currently have an ongoing business in security alarms and sells non-Sonitrol manufactured or approved security alarms within the Area of Primary Responsibility granted by this Agreement. Notwithstanding this recognition, DEALER agrees that in conducting the Sonitrol business granted by this Agreement it will use its best efforts to fully develop the market for Sonitrol Products and shall comply with all the terms and conditions of this Agreement including all standards and procedures of SONITROL CORPORATION for the operation of a
                 Sonitrol franchised business.   DEALER warrants and agrees
                 that the marketing, servicing and monitoring operations of its non-Sonitrol business shall be independent from and not associated with the operations of the business granted by this Agreement, even if located in the same building, and further insures and agrees that the Sonitrol business granted hereunder will become and remain fully competitive in the Area of Primary Responsibility. In the event of DEALER's failure to comply with this Section, in addition to SONITROL CORPORATION's and DISTRIBUTOR's rights under Sections Twenty-one and Twenty-two of this Agreement, SONITROL CORPORATION and DISTRIBUTOR shall after written notice and provided that dealer fails to cure within thirty days have the right, at its option, to establish another dealer or dealers within a part or all of DEALER's Area of Primary Responsibility."

         Except as specifically amended hereby, all terms and conditions of the Agreement shall remain in full force and effect, and the Agreement shall read as a single integrated document, incorporating the amendments hereby effected.

         IN WITNESS WHEREOF, each undersigned individual in individual and/or representative capacity, having read each and every provision herein and agreeing to the same, have hereby executed this Amendment to the Agreement as warranty of the capacity in which they have signed this Agreement and as evidence of their understanding and ratification hereof, as a wholly voluntary act.

Dated at Alexandria, Virginia, February 26, 1993.
                               -----------    --

                                          SONITROL CORPORATION


                                          By  /s/ Christopher W. Cobb
                                             ------------------------------


                                          Title Chief Operating Officer
                                                ---------------------------

ATTEST:

/s/ Keri Fleming
-------------------------


                                          DISTRIBUTOR:

                                          SONITROL SOUTHEAST, INC.

                                          By  /s/ John J. Rooney
                                              ----------------------------
                                          Title   Executive Vice President
                                                ---------------------------

ATTEST:

/s/ Dawn R. Johnson
--------------------------


                                          DEALER:
                                          MASADA SECURITY LIMITED PARTNERSHIP
                                          SONITROL OF MIAMI
                                                      ------------

                                          By  /s/ Terry W. Johnson
                                            -------------------------------

                                          Title  President
                                                 ----------------------------
                                                 MASADA SECURITY, INC. G.P.

ATTEST:

/s/ Daryl E. Harms
--------------------------